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                                                                    EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated March 27, 2000 included in this Annual Report on Form 10-K of Prison Realty Trust, Inc., into Prison Realty, Trust. Inc.'s previously filed Registration Statement File Numbers 333-65017, 333-70419, 333-70625, 333-77997,
333-78023 and 333-80413. It should be noted that we have not audited any financial statements of Prison Realty Trust, Inc. subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our reports.


                                   ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 27, 2000